Exhibit 10.1
JOINDER NO. 1 dated as of August 28, 2020, (the “Joinder”) to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of June 16, 2020 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Intercreditor Agreement”), among REALOGY GROUP LLC, a Delaware limited liability company (the “Company”), each of the other Loan Parties party thereto from time to time, JPMORGAN CHASE BANK, N.A., as Initial First Lien Priority Representative, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Initial Second Lien Priority Representative, and each additional First Lien Priority Representative and additional Second Lien Priority Representative from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
Each of the undersigned Loan Parties listed on the signature page hereto (each, a “New Loan Party”) wishes to acknowledge and agree to the Intercreditor Agreement and become a party thereto and to acquire and undertake the rights and obligations of a Loan Party thereunder.
Accordingly, each New Loan Party agrees as follows for the benefit of the First Lien Priority Representatives and Second Lien Priority Representatives:
1.    Accession to the First Lien Priority Intercreditor Agreement. Each New Loan Party (a) acknowledges and agrees to, and becomes a party to the Intercreditor Agreement as a Loan Party, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Loan Party under the Intercreditor Agreement. This Joinder supplements the Intercreditor Agreement and is being executed and delivered by each New Loan Party.
2.    Representations, Warranties and Acknowledgement of the New Loan Party. Each New Loan Party represents and warrants to each First Lien Priority Representative and Second Lien Priority Representative that (a) it has full power and authority to enter into this Joinder, in its capacity as Loan Party and (b) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
3.    Counterparts; Electronic Execution. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each First Lien Priority Representative and Second Lien Priority Representative shall have received a counterpart of this Joinder that bears the signature of each New Loan Party. Delivery of an executed signature page to this Joinder by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder. The words “execution,” “signed,” “signature,” and words of like import in this Joinder shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
4.    Full Force and Effect. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.
5.    Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement subject to any limitations set forth in the Intercreditor Agreement with respect to the Loan Parties.
6.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    Governing Law.   THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
8.    Severability. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
9.    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement. All communications and notices hereunder to each New Loan Party shall be given to it in care of the Company.
[Signature Pages Follow]

IN WITNESS WHEREOF, each New Loan Party has duly executed this joinder as of the day and year first above written.

CARTUS CORPORATION REALOGY LEAD MANAGEMENT SERVICES, INC.

By:	/s/ Timothy Gustavson
Name: Timothy B. Gustavson
Title: Senior Vice President

[Signature Page to First Lien/Second Lien Intercreditor Joinder]